BISHOP STREET CAPITAL MANAGEMENT, LLC CODE OF ETHICS

ADOPTED UNDER RULE 17j-1 AND RULE 204A-1 TABLE OF CONTENTS

I.	About this Code of Ethics 1
A.	Who is covered by the Code of Ethics? 1
B.	What rules apply to me? 1
II.	Statement of General Principles 2
III.	Prohibitions and Restrictions 2
A.	Prohibition Against Fraud, Deceit and Manipulation. 2
B.	Limits on Accepting or Receiving Gifts 2
C.	Restrictions on Personal Securities Transactions. 3
D.	Prohibition on Selling Recently Acquired Securities 3
E.	Prohibition on Market Timing. 3
F.	Prohibition on Service as a Director. 3
IV.	Reporting Requirements 3
V.	Review and Enforcement of Code 4
A.	Appointment of a Chief Compliance Officer. 4
B.	Duties and Responsibilities of the Chief Compliance Officer 4
C.	Resolution; Sanctions 5
VI.	Annual Written Report to the Funds’ Trustees 5
A.	Annual Report 5
B.	Other Reports 5
VII.	Interrelationship with the Funds’ Code of Ethics 5
A.	General Principle. 5
B.	Procedures. 6
VIII.	Recordkeeping 6
IX.	Amendments 7
X.	Miscellaneous 7
A.	Confidentiality. 7
B.	Interpretation of Provisions 7
C.	Compliance Certification 7
D.	Certification of Disciplinary History 7
E.	Interpretative Matters 7
PART A REPORTS REQUIRED FROM ACCESS PERSONS AND INVESTMENT PERSONNEL	1
I.	LIST OF SECURITIES HOLDINGS 1
A.	Initial Holdings Report. 1
B.	Annual Holdings Report 1
C.	Reportable Securities and Accounts 1
II.	REQUIRED TRANSACTION REPORTS 1
A.	Quarterly Transaction Reports. 1
B.	What Securities Transactions and Accounts Are Covered under the Quarterly Reporting Obligation? 2

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C.	What Securities and Transactions May Be Excluded from the Report? 2
D.	Disclaiming Beneficial Ownership 3

APPENDIX I DEFINITIONS i

APPENDIX II QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT i

APPENDIX III INITIAL HOLDINGS REPORT i

APPENDIX IV ANNUAL HOLDINGS REPORT i

APPENDIX V ANNUAL COMPLIANCE CERTIFICATION i

APPENDIX VI INVESTMENT ADVISER CERTIFICATION i

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BISHOP STREET CAPITAL MANAGEMENT, LLC
CODE OF ETHICS

ADOPTED UNDER RULE 17j-1 AND RULE 204A-1

Bishop Street Capital Management, LLC (“BSCM”) has adopted this Code of Ethics (“Code”) pursuant to Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Advisers Act”) and Rule 17j-1 promulgated under the Investment Company Act of 1940, as amended (“Investment Company Act”).

BSCM has adopted the Code in an effort to: (i) prevent conflicts from arising; (ii) address certain transactions that may create or appear to create conflicts of interest; (iii) satisfy certain requirements of Rule 17j-1 under the Investment Company Act or of Rule 204-2(a)(12) or 204A-1 under the Advisers Act; and (iv) to establish related reporting requirements and enforcement procedures. The meanings of certain underlined terms as used in this Code are set forth in Appendix I Definitions.

BSCM recognizes that personal interests may conflict with those of the Bishop Street Funds (the “Funds”) where Officers, Compliance Officers, client services specialists, and/or analysts of BSCM:

•	know about present or future portfolio transactions or recommendations; or

•	have the power to influence portfolio transactions or recommendations; and

•	engage in securities transactions for their personal accounts.

I.	About this Code of Ethics

A.	Who is covered by the Code of Ethics?

All Supervised Persons of BSCM. That term includes all BSCM Officers, Compliance Officers, client services specialists, and/or analysts of BSCM.

B.	What rules apply to me?

The following sections of this Code apply to all Supervised Persons of BSCM:

•	Section II. Statement of General Principles
•	Section III.A. Prohibition Against Fraud, Deceit, and Manipulation; and
•	Section III.B Limits on Accepting or Receiving Gifts

You must comply with additional rules (including initial, quarterly, and annual transaction reporting requirements) if you are an Access Person. Investment Personnel are subject to all the rules in this Code, including both reporting requirements, and certain trading restrictions.

Before reading further, please review Appendix I (Definitions) to determine whether you are covered by the definition of Access Person or Investment Personnel.

II.	Statement of General Principles

In recognition of the trust and confidence placed in BSCM by the Funds and the Funds’ shareholders and to protect their interests, BSCM has adopted the following basic principles:

1.	You must place the interests of our advisory clients (which includes the Funds and the Funds’ shareholders) before your own.

2.	You must conduct all personal securities transactions in a manner consistent with the Code and that avoids any actual or potential conflict of interest (or the appearance of a conflict) between your personal interests and those of our advisory clients.

3.	You must avoid actions or activities that allow (or appear to allow) you to benefit from your position with BSCM, or that bring into question your independence or judgment.

4.	You must ensure that investment advice is suitable to the Funds and the Funds’ shareholders objectives, needs, and circumstances.

III.	Prohibitions and Restrictions

A.	Prohibition Against Fraud, Deceit and Manipulation.

You cannot, in connection with the purchase or sale of any security by the Funds or other advisory clients:

1.	employ any device, scheme or artifice to defraud the Funds;

2.	make any untrue statement of a material fact to the Funds or omit to state a material fact to the Funds necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Funds; or

4.	engage in any manipulative practice with respect to the Funds.

B.	Limits on Accepting or Receiving Gifts.

All Supervised Persons of BSCM must comply with First Hawaiian, Inc.’s Code of Conduct & Ethics for Officers, Directors, and Employees (P 3224.00) (“Code of Conduct & Ethics”), specifically including (1) Section 3.2 Conflict of Interest Situations, and (2) Section 4.2 Bribery concerning the Bank Bribery Law (18 U.S.C. § 215). Accordingly, BSCM Personnel may not accept gifts, hospitality, favors, or things of value in connection with BSCM’s business, of that of the Bank, unless it is clear that they would not influence or appear to influence the recipient’s judgment.

Further, HR 103.1 Bank Bribery Law Policy requires that all personnel submit written reports and obtain management approval concerning the offer or receipt of most gifts and hospitality with a value of more than $250. These reports must be made on the Request for Exception Bank Bribery Code of Conduct (P-1372).

C.	Restrictions on Personal Securities Transactions.

Investment Personnel may not knowingly purchase or sell, directly or indirectly, any fixed income security on the same day as the same (or a related) fixed income security is being purchased or sold by the Funds (or any series thereof), until those transactions are completed.

D.	Prohibition on Selling Recently Acquired Securities.

Investment Personnel may not sell a security within thirty (30) days of acquiring that security, and/or may not purchase any security within thirty (30) days of selling that security, without prior written approval from the Chief Compliance Officer (as defined in Section V Review and Enforcement of Code).

E.	Prohibition on Market Timing.

Access Persons are prohibited from engaging in market timing with respect to buying and selling shares issued by the Bishop Street Funds.

F.	Prohibition on Service as a Director.

Investment Personnel may not serve on the board of directors of any publicly-traded company unless they obtain advance written approval from the Chief Compliance Officer.

IV.	Reporting Requirements

All Supervised Persons of BSCM must:

•	promptly report any violations of this Code to the Chief Compliance Officer; and

•	if applicable, comply with the securities transaction reporting requirements set forth in Part A Reports Required from Access Persons and Investment Personnel.

V.	Review and Enforcement of Code

A.	Appointment of a Chief Compliance Officer.

A chief compliance officer (“Chief Compliance Officer”) will be appointed by the senior management of the Member of BSCM to perform the duties described in this Section V. The Chief Compliance Officer may appoint other compliance officers who shall assist in performing the duties and responsibilities set forth in this Section under the supervision of the Chief Compliance Officer.

B.	Duties and Responsibilities of the Chief Compliance Officer.

i.	The Chief Compliance Officer shall (i) furnish copies of this Code to all Supervised Persons of BSCM; and (ii) obtain their written acknowledgments that they have received said Code and any amendments thereto.

ii.	To determine whether a Code violation may have occurred, the Chief Compliance Officer (or designee) will, on a quarterly basis, review all reported personal securities transactions and identify any holdings that may violate the Code, unusual trading patterns that may be the result of trading on inside information, or any other fraudulent activity in breach of the Code. Before determining that a person has violated the Code, the Chief Compliance Officer must give the person an opportunity to supply explanatory material. The Chief Compliance Officer (or designee) will review the quarterly personal securities transactions report within thirty (30) days of receipt.

iii.	After considering any explanatory material provided above, the Chief Compliance Officer will determine whether a person violated the Code. The Chief Compliance Officer must submit to the Chief Executive Officer (“CEO”) a written confidential report regarding any violations, together with any explanatory material provided by the person(s) who committed the violation(s).

iv.	No person is required to participate in a determination of whether he has committed a Code violation or discuss the possible imposition of any sanction against him.

v.	The Chief Compliance Officer will submit his own reports, as may be required pursuant to Part A hereof, to the CEO or the CEO’s designee, who shall fulfill the duties of the Chief Compliance Officer with respect to the Chief Compliance Officer’s own reports.

vi.	The Chief Compliance Officer (or designee) will create a written report detailing any approvals granted for any personal securities transactions requiring advance approval under Section III Prohibitions and Restrictions above. The report must include the rationale supporting any such approvals.

C.	Resolution; Sanctions.

If the Chief Compliance Officer finds that a person has violated the Code, the Chief Compliance Officer and the CEO will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that they together deem appropriate. The Chief Compliance Officer will report the violation, and the resolution and/or sanction imposed to the CEO as soon as reasonably practicable unless, in the sole discretion of the Chief Compliance Officer, circumstances warrant an earlier report. If either the Chief Compliance Officer or the CEO are found to have violated the Code, the other of the two will be solely responsible for approving a proposed resolution, imposing any sanctions on the violator, and reporting the matter to the senior management of the Member.

VI.	Annual Written Report to the Funds’ Trustees

A.	Annual Report.

At least once a year, BSCM will provide to the Funds’ Board of Trustees (the “Trustees”) a written report that includes:

(1)	Issues Arising Under the Code. The report must describe any issues that arose during the previous year under the Code or related procedures, including any material Code or procedural violations, and any resulting sanctions.

(2)	Certification. Each report must be accompanied by a certification to the Trustees that BSCM has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

B.	Other Reports.

The Chief Compliance Officer and the CEO may report to the Trustees more frequently if they deem such reports to be necessary or appropriate and shall do so if requested by the Trustees.

VII.	Interrelationship with the Funds’ Code of Ethics

A.	General Principle.

A person who is both an Officer and/or Trustee of the Funds and a Officer, and/or employee of BSCM is only required to report under this Code.

B.	Procedures.

The CEO of BSCM shall:

i.	Submit to the Board of Trustees of the Funds a copy of this Code;

ii.	Promptly furnish to the Funds, upon request, copies of any reports made under this Code by any person who is also covered by the Funds’ code of ethics; and

iii.	Immediately furnish to the Funds, without request, all material information regarding any violation of this Code by any person who is an officer or Trustee of the Funds.

VIII.	Recordkeeping

BSCM will maintain records pertaining to this Code and related reporting requirements in accordance with Rules 17j-1(f) and 31a-2 under the Investment Company Act, Rule 204-2 under the Advisers Act, and the requirements set forth below. Such records shall be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

A.	A copy of this Code, as may be amended from time to time, and any other code of ethics adopted by BSCM, which is, or at any time within the past five (5) years has been, in effect will be preserved in an easily accessible place.

B.	A record of any Code violation and of any resulting action taken will be preserved in an easily accessible place for a period of at least five (5) years following the end of the fiscal year in which the violation occurred.

C.	A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports (see Part A for more information about reporting), will be preserved for a period of at least five (5) years from the end of the fiscal year in which it is made. Such copies shall be maintained for the first two (2) years in an easily accessible place.

D.	A record of all persons, currently or within the past five (5) years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E.	A copy of each annual report required by Section VI.A Annual Report of this Code must be maintained for at least five (5) years from the end of the fiscal year in which it is made. Such copies shall be maintained for the first two (2) years in an easily accessible place.

IX.	Amendments

This Code of Ethics may be amended at any time by the CEO and the Chief Compliance Officer subject to the approval of the senior management of the Member. The CEO or Chief Compliance Officer shall furnish the Funds with copies of any material amendments to this Code promptly after they are adopted.

X.	Miscellaneous

A.	Confidentiality.

All reports and other information submitted to BSCM or to the Funds pursuant to this Code shall be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

B.	Interpretation of Provisions.

The CEO and the Chief Compliance Officer may from time to time adopt such interpretations of this Code as they deem appropriate subject to the approval of the senior management of the Member.

C.	Compliance Certification.

Within ten (10) days of becoming an Access Person, and each year thereafter, each such person shall complete the Compliance Certification attached as Appendix V Annual Compliance Certification.

D.	Certification of Disciplinary History.

All Access Persons will certify quarterly that they have not been arrested or convicted of any criminal offense involving dishonesty or breach of trust, been a party to any lawsuit, bankruptcy, unsatisfied judgments, or liens. In the event that an Access Person is unable to certify to any one of these conditions, then they must fully disclose why.

E.	Interpretative Matters.

Whenever required by the context, pronouns and any variations thereof will be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.

PART A

REPORTS REQUIRED FROM

ACCESS PERSONS AND INVESTMENT PERSONNEL

I.	LIST OF SECURITIES HOLDINGS

A.	Initial Holdings Report.

You must submit a listing of all Securities you beneficially own, as well as a list of all brokers, dealers and banks where you hold securities accounts, as of the date you first become subject to this Code’s reporting requirements. We also request that you include the account numbers for all such accounts. You must submit this initial report to the Chief Compliance Officer within ten (10) days of the date you first become subject to this Code’s reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

B.	Annual Holdings Report.

Each year, you must submit to the Chief Compliance Officer a listing of all Securities you beneficially own, as well as a list of all brokers, dealers and banks where you held securities accounts. We also request that you include the account numbers for all such accounts. Your list must be current as of a date no more than forty-five (45) days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

C.	Reportable Securities and Accounts.

For purposes of the Initial Holdings Report and Annual Holdings Report, Securities held in a self-directed brokerage account under a qualified retirement plan are reportable.

II.	REQUIRED TRANSACTION REPORTS

A.	Quarterly Transaction Reports.

1.	Each quarter, you must report all of your Securities transactions effected, as well as a list of all brokers, dealers and banks where you established new securities accounts, during the quarter (with the account numbers for all new accounts). You must submit your report to the Chief Compliance Officer no later than thirty (30) days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II. As an attachment to the Quarterly Personal Securities Transactions Report Form, you must provide a copy of related account statements of all brokers, dealers, and banks where you hold securities accounts to the Chief Compliance Officer.

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2.	If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit your account statements and a report. Please note on your report that you had no reportable items during the quarter, and return it, signed, and dated.

3.	Your quarterly reports do not need to include entries that would duplicate information contained in broker trade confirmations or account statements received by BSCM, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Chief Compliance Officer no later than thirty (30) days after the end of the calendar quarter. Please see the Chief Compliance Officer for more information about this reporting mechanism.

B.	What Securities Transactions and Accounts Are Covered under the Quarterly Reporting Obligation?

You must report all transactions during the quarter in any Securities in which you had or acquired any direct or indirect beneficial ownership.

You must also report the names of all brokers, dealers and banks where you established securities accounts during the quarter for your direct or indirect benefit (including accounts for family members who share your household). Identify these accounts even if they do not hold any reportable securities.

For purposes of the above, self-directed brokerage accounts held under qualified retirement plans and Securities transactions in such accounts are subject to the Quarterly Reporting Obligations.

C.	What Securities and Transactions May Be Excluded from the Report?

You are not required to detail or list any of the following items on your reports:

1.	Purchases or sales of any of the following securities:

•	Shares in open-ended mutual funds with the exception of any of the Bishop Street Funds.

•	Direct obligations of the U.S. government.

•	Banker’s acceptances, bank certificates of deposit, commercial paper or High quality short-term debt instruments, including repurchase agreements.

•	Shares issued by money market funds.

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2.	Purchases or sales effected for any account over which you have no direct or indirect influence or control.

3.	Transactions effected pursuant to an automatic investment plan.

D.	Disclaiming Beneficial Ownership.

You may include a statement in your report that it shall not be construed as an admission that you have any direct or indirect beneficial ownership in a security included in the report.

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APPENDIX I
DEFINITIONS

General Note

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the Investment Company Act, Investment Advisers Act, and other federal securities laws. If a Code definition conflicts with the definitions in those Acts or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in those Acts or other federal securities laws, as applicable.

Access Person means any Supervised Person (as defined below) of BSCM:

•	who is an Officer, Compliance Officer, client service specialist and/or analyst of BSCM;
•	who has access to nonpublic information regarding any client’s purchase or sale of securities, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic;
•	who is an employee of the Funds or of BSCM (or of any other subsidiary of First Hawaiian, Inc.) and who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Funds or whose functions relate to the making of any recommendations with respect to such purchases or sales;
•	who otherwise is determined by the Chief Compliance Officer or the Chief Executive Officer to be an “advisory person” under Rule 17j-1(a)(2) of the Investment Company Act of 1940.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the “beneficial owner” of any Securities or accounts in which you have a direct or indirect pecuniary interest. In addition, you should generally consider yourself the beneficial owner of Securities held by your spouse, your minor children, or a relative who shares your home; or by other persons if any contract, arrangement, understanding, or relationship provides you with sole or shared voting or investment power over those Securities.

Compliance Officers means the Chief Compliance Officer appointed by the senior management of the Member and any other compliance officers appointed by the Chief Compliance Officer as set forth in Section V of this Code of Ethics.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

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Investment Personnel means employees of BSCM who, in connection with their regular duties, make or participate in making recommendations regarding the Purchase or sale of securities by the Funds.

Member means First Hawaiian Bank, a Hawaii corporation, which is the sole member of BSCM.

Officers means the individuals appointed as the Chief Executive Officer and President of BSCM by the senior management of the Member who have the authority to bind BSCM to do all things necessary or convenient to carry out the business and operations of BSCM pursuant to the Operating Agreement.

Operating Agreement means the Operating Agreement of Bishop Street Capital Management, LLC, effective as of , 2025, entered into by and between BSCM and First Hawaiian Bank, as the sole member.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a Security.

Security means any security (including securities of privately held entities), as “security” is defined by Section 2(a)(36) of the Investment Company Act of 1940 Act, except that it does not include:

•	open-ended mutual funds,
•	direct obligations of the U.S. government (e.g., treasury bonds),
•	bankers' acceptances,
•	bank certificates of deposit,
•	commercial paper,
•	High quality short-term debt instruments (including repurchase agreements), or
•	interests in variable annuity insurance products.

A Security is being purchased or sold by the Funds from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Funds until the program has been fully completed or terminated.

Supervised Person means Officers, Compliance Officers, client services specialists, and/or analysts, or any other person who provides investment advice on behalf of BSCM and who is subject to its supervision and control. A Supervised Person does not include personnel of First Hawaiian Bank or its affiliates unless they are also employees of BSCM. The Chief Compliance Officer will maintain a list of all Supervised Persons. Any questions as to whether an individual is a Supervised Person shall be resolved by the Chief Executive Officer and the Chief Compliance Officer.

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APPENDIX II

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:
Calendar Quarter Ended:
Date Report Due:
Date Report Submitted:

Securities Transactions

Date of	Name of	No. Of	Principal Amount,	Type of	Price	Name of Broker,
Transaction	Issuer and	Shares (if	Maturity Date, and	Transaction		Dealer or Bank
	Title of	applicable)	Interest Rate			Effecting
	Security		(if applicable)			Transaction

If you had no reportable transactions during the quarter, please check here. [  ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you established an account within the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	(Optional) Account Name(s), Type and Number

If you did not establish a securities account during the quarter, please check here. [  ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

Printed Name

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APPENDIX III
INITIAL HOLDINGS REPORT

Name of Reporting Person:
Date Person Became Subject to the Code’s Reporting Requirements:
Information in the Report Dated as of:
Date Report Due:
Date Report Submitted:

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here. [  ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

Name of Broker, Dealer or Bank	(Optional) Account Name(s), Type and Number

If you have no securities accounts to report, please check here. [  ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

Printed Name

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APPENDIX IV
ANNUAL HOLDINGS REPORT

Name of Reporting Person:
Information in Report Dated as of:
Date Report Due:
Date Report Submitted:
Calendar Year Ended:	December 31, 20XX

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date, and Interest Rate (if applicable)

If you have no securities holdings to report for the year, please check here. [  ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

Name of Broker, Dealer or Bank	Date Account was Established	(Optional) Account Name(s), Type and Number

If you have no securities accounts to report for the year, please check here. [  ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

Printed Name

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APPENDIX V

ANNUAL COMPLIANCE CERTIFICATION

Initial Certification

I certify that I:

(i)	have received, read and reviewed the Bishop Street Capital Management, LLC’s Code of Ethics (“Code”);
(ii)	understand the policies and procedures in the Code;
(iii)	recognize that I am subject to such policies and procedures;
(iv)	will fully comply with the Code; and
(v)	have fully and accurately completed this Certificate.

Signature:
Printed Name:
Date Submitted:
Date Due:

Annual Certification

I certify that I:

(i)	have received, read and reviewed the Bishop Street Capital Management, LLC’s Code of Ethics (“Code”);
(ii)	understand the policies and procedures in the Code;
(iii)	recognize that I am subject to such policies and procedures;
(iv)	have complied with the Code and any applicable reporting requirements during the past year (or have fully disclosed below any exceptions to my compliance);
(v)	will fully comply with the Code; and
(vi)	have fully and accurately completed this Certificate.

EXCEPTION(S):

Signature:
Printed Name:
Date Submitted:
Date Due:

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APPENDIX VI
INVESTMENT ADVISER CERTIFICATION

Bishop Street Capital Management, LLC (“BSCM”), investment adviser to the Bishop Street Funds, hereby certifies to the Board of Trustees of Bishop Street Funds, that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

BISHOP STREET CAPITAL MANAGEMENT, LLC,
a Hawaii limited liability company

By:
Printed Name:
Its:

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